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                                                                  Exhibit 3.i(f)

                     RESTATED CERTIFICATE OF INCORPORATION

                           TERRA (U.K.) HOLDINGS INC.

        The undersigned, being the duly elected and authorized President of Terra (U.K.) Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        FIRST:    The Corporation filed its original Certificate of
Incorporation with the Secretary of State of Delaware on December 16, 1997.

        SECOND:   The Board of Directors of the Corporation, in accordance with
Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware, duly adopted resolutions by unanimous written consent authorizing the Corporation to amend and restate the Certificate of Incorporation of the Corporation in its entirety to read as set forth in Exhibit A attached hereto
                                                    ---------
and made a part hereof (the "Restated Certificate").

        THIRD:    The stockholders of the Corporation approved and adopted the
Restated Certificate of the Corporation in its entirety, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, by written consent in lieu of a meeting of the stockholders.

        IN WITNESS WHEREOF, the undersigned officer of the Corporation, for the purpose of amending and restating the Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Restated Certificate of Incorporation this 29th day of December, 1997.


                                 TERRA (U.K.) HOLDINGS INC.



                                 By: /s/ Francis G. Meyer
                                     --------------------------------
                                      Francis G. Meyer, President

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                                    RESTATED                          EXHIBIT A
                                                                      ---------

                          CERTIFICATE OF INCORPORATION

                                       OF

                           TERRA (U.K.) HOLDINGS INC.



                                  ARTICLE ONE
                                  -----------

        The name of the corporation if Terra (U.K.) Holdings Inc.


                                  ARTICLE TWO
                                  -----------

        The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                 ARTICLE THREE
                                 -------------

        The nature of the business or purposes to be conducted or promoted by the corporation is to engage in the following business and financial activities:

        (i) to organize, invest in, manage and otherwise deal with Beaumont Ammonia Inc., a Delaware corporation (the "Permitted Subsidiary"), and the assets and business of the Permitted Subsidiary;

        (ii) to make a secured loan in an initial principal amount not to exceed $175 million to Terra Nitrogen (U.K.) Limited, to exercise its rights and perform its duties in connection therewith, and to otherwise deal with such loan, any collateral thereunder and any proceeds therefrom;

        (iii) to make loans from time to time to Terra Capital, Inc. and its affiliates, to exercise its rights and perform its duties in connection therewith, and to otherwise deal with such loans and any proceeds therefrom; and

        (iv) to engage in any other acts and activities and to exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing or are necessary, convenient or advisable to the foregoing.

                                  ARTICLE FOUR
                                  ------------

        Notwithstanding any other provision of this Certificate and any provision of law that otherwise so empowers the corporation, the corporation shall not, without the affirmative vote of the holders of a majority of its outstanding Common Stock, do any of the following:

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        (i)    engage in any business or activity other than those as
contemplated in Article THREE;

        (ii) incur any indebtedness for borrowed money, or assume or guaranty any indebtedness for borrowed money of any other entity, other than (a) for working capital purposes, (b) indebtedness to Permitted Subsidiary and (c) guaranties of indebtedness of Permitted Subsidiary; and

        (iii) institute any proceedings to be adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against the corporation, file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the corporation.

                                  ARTICLE FIVE
                                  ------------

        The total number of shares of stock which the corporation has authority to issue is One Thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.

                                  ARTICLE SIX
                                  -----------

        The name and mailing address of the sole incorporator are as follows:

                NAME                               MAILING ADDRESS
                ----                               ---------------

                Sally G. Burns                     200 East Randolph Drive
                                                   Chicago, IL 60601


                                 ARTICLE SEVEN
                                 -------------

        The corporation is to have perpetual existence.

                                 ARTICLE EIGHT
                                 -------------

        In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE NINE
                                  ------------

        Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                      -2-

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                                  ARTICLE TEN
                                  -----------


        To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE TEN shall not adversely affect any right or
                     -----------
protection of a director of the corporation existing at the time of such repeal or modification.

                                 ARTICLE ELEVEN
                                 --------------

        The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE TWELVE
                                 --------------

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      -3-